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Exhibit 10.1



                         AGREEMENT OF PURCHASE AND SALE



                                  by and among


                                Medina ALF, Inc.,
                             Centerville ALF, Inc.,
                             Shippensburg ALF, Inc.,
                                   as Sellers,
                          Ocwen Financial Corporation,


                                       and

                        Balanced Care Realty (OFC), Inc.,
                                    as Buyer,
                           Balanced Care Corporation,
   And, the following parties join for the limited purposes set forth herein:
                         Balanced Care at Medina, Inc.,
                       Balanced Care at Centerville, Inc.,
                    Balanced Care at Shippensburg, Inc., and
                   Senior Care Operators of Shippensburg, LLC




                                    Property:
                       Medina, OH Assisted Living Facility
                    Centerville, OH Assisted Living Facility
                    Shippensburg, PA Assisted Living Facility
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                         AGREEMENT OF PURCHASE AND SALE


      THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of the Effective Date by and among Medina ALF, Inc., a Florida corporation ("Medina"), Centerville ALF, Inc., a Florida corporation ("Centerville"), and Shippensburg ALF, Inc., a Florida corporation ("Shippensburg") (Medina, Centerville, and Shippensburg are collectively referred to hereinafter as "Seller"), Ocwen Financial Corporation, a Florida corporation ("Ocwen"), Balanced Care Realty
(OFC), Inc., a Delaware corporation ("Buyer"), and Balanced Care Corporation, a Delaware corporation ("Balanced Care"). The following parties join only for the specific purposes specified opposite their signatures at the end of this
Agreement: Balanced Care at Medina, Inc., a Delaware corporation ("BCM"), Balanced Care at Centerville, Inc., a Delaware corporation ("BCC"), Balanced Care at Shippensburg, Inc., a Delaware corporation ("BCS") (BCM, BCC, and BCS are collectively referred to hereinafter as "Management Companies"), and Senior Care Operators of Shippensburg, LLC, a Delaware limited liability company ("Licensee").

                                   WITNESSETH:

      WHEREAS, Seller is the owner of the Property (as defined in Section 2).

      Whereas, Buyer desires to purchase the Property from Seller, and Seller is willing to sell the Property on the terms and conditions set forth in this Agreement.

      WHEREAS, in order to finance the purchase of the Property from Seller, Buyer will obtain a loan from an affiliate of Seller, Ocwen.

      WHEREAS, the terms and conditions of the aforementioned loan from Ocwen to Buyer ("Loan") are set forth in the Term Loan Agreement by and among Balanced Care, Buyer, the Management Companies, and Licensee, dated of even date herewith ("Term Loan Agreement").

      WHEREAS, the Management Companies, Licensee, and Buyer are subsidiaries of Balanced Care. BCM manages the operations of the assisted living facility located on the portion of the Property located in Medina, Ohio, and BCC manages the operations of the assisted living facility located on the portion of the Property located in Centerville, Ohio. BCS and Licensee (and Licensee for a period not to extend longer than 60 days after the Effective Date), co-manage the operations of the assisted
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living facility located on the portion of the Property located in Shippensburg,
Pennsylvania.

      WHEREAS, prior to Effective Date, Licensee (as to the Shippensburg facility) and two other tenants of the Ohio assisted living facilities, Senior Care Operations of Ohio, LLC, and Senior Care Operators of Centerville, LLC (collectively referred to hereinafter as "Tenants"), leased the Property from Seller and contracted with the Management Companies for the management of the three (3) assisted living facilities located on the Property. Balanced Care was required to support the Licensee and the Tenants and was ultimately responsible for the lease payments of the Licensee and the Tenants to Seller. Licensee and the Tenants failed to pay certain of the lease payments due Seller, and Seller commenced a lawsuit against Balanced Care ("Lawsuit"). In order to settle the Lawsuit, Balanced Care, Buyer, Ocwen and Seller have agreed upon the sale and purchase, contemplated by this Agreement, as well as the Loan, as further described in the Loan Documents (as defined in the Term Loan Agreement).

      NOW THEREFORE, in consideration for the mutual promises, covenants and agreements set forth herein and in the Loan Documents, as well as certain other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT:

      1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

            1.1 "Buyer's Address" means:

                          1215 Manor Drive
                          Mechanicsburg, PA  17055
                          Attention:  Robin L. Barber
                          Telecopy No.:  (717) 796-6294
                          Telephone No.:  (717) 796-6135

            1.2 "Closing" means the effective date of execution and delivery of this Agreement, all documents, instruments and agreements in connection herewith, the Term Loan Agreement, the other Loan Documents, and additional documents required in connection with the settlement of the Lawsuit. As used herein, "Closing" shall occur on the "Closing Date," which shall be as of March 31, 2002.


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            1.3 "Costs and Expenses" shall include, but are not limited to, the following: reasonable out-of-pocket expenses or other expenses, including but not limited to reasonable counsel fees and disbursements, travel expenses in connection with due diligence and the closing of the Loan and the Purchase Transaction (hereinafter defined), all other reasonable costs and expenses of due diligence and the making of the Loan and the Purchase Transaction, such as title examination and title insurance premiums, appraisals, recording fees, transfer taxes, inspections, commissions, fees of all engineers (including Ocwen's engineers and consultants), environmental survey expenses, real property surveyor fees, lien searches and the like, all fees and costs (including Ocwen's reasonable attorney's fees) associated with the Compromise and Settlement (as defined in the Loan Agreement), and all other costs and fees incurred, attributable to, allocated to, to be paid, or paid by Ocwen (of any nature or type) in connection with (i) the due diligence, the negotiation, development, preparation, execution and performance of this Agreement, the Loan Documents, and transactions related thereto; (ii) the Closing of the Loan transaction and Purchase Transaction and any related transactions; (iii) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof;
(iv) the enforcement of this Agreement, the Loan Documents, the Management Agreements, other documents executed in connection with the Purchase Transaction, the BCC Note (defined in the Term Loan Agreement), the Deferred Purchase Price Note (defined hereinafter), and the Subordinate Mortgage (defined hereinafter), including such expenses as may be incurred by Ocwen in collection of the Term Note (defined in the Loan Agreement), the BCC Note, and the Deferred Purchase Price Note, and all obligations of the Obligated Group (defined in the Term Loan Agreement) under the Loan Documents, this Agreement, the Management Agreements, the BCC Note, the Deferred Purchase Price Note, the Subordinate Mortgage, and any other documents executed in connection with the Purchase Transaction; and (v) the Lawsuit and Compromise and Settlement (defined in the Term Loan Agreement).

Buyer, Balanced Care, Ocwen and Seller hereby all acknowledge, understand and agree that the transfer taxes paid in order to record the Deeds may be audited after the Closing. In no event shall Seller or Ocwen be responsible for any transfer taxes assessed by any taxing authority, whether in Pennsylvania or Ohio, whether before or after the recording of the Deeds. In the event that additional transfer taxes are due after the Closing, Buyer and Balanced Care, jointly and severally, shall be responsible for the payment of same, and Ocwen and Seller shall be indemnified, defended, and held harmless by Buyer and Balanced Care for same as set forth in Section 8.8 of the Term Loan Agreement.


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            1.4 "Deferred Purchase Price" means that portion of the total
Purchase Price due Seller that Seller has agreed may be deferred and payable by Buyer after the Closing. The amount of the Deferred Purchase Price is Three Million Four Hundred Forty-Nine Thousand Four Hundred One Dollar and 47/100 ($3,449,401.47), payable to Seller in accordance with the terms of the Deferred Purchase Price Note. The Deferred Purchase Price is allocable among the Property (hereinafter defined) as reflected on Schedule 1.4. The Deferred Purchase Price is a contingent payment, payable only as provided in the Deferred Purchase Price Note.

            1.5 "Deferred Purchase Price Note" the promissory note given by Buyer to Seller as of the Effective Date in the principal amount of the Deferred Purchase Price, payable to Seller as set forth in the Deferred Purchase Price Note. The form of Deferred Purchase Price Note is attached hereto as Exhibit B.

            1.6 "Effective Date" means March 31, 2002.

            1.7 "Excluded Items" means all proprietary, privileged or confidential information of Seller relating to the Property, including but not limited to, Seller's internal financial analyses, Seller's credit analyses and collection plans, materials relating to Seller's cost to acquire the Property and any documents or communications subject to the attorney/client privilege.

            1.8 "Purchase Price" means the sum of Fourteen Million One Hundred Eighty Three Thousand Eight Hundred Twelve Dollars and 45/100 ($14,183,812.45) plus the Deferred Purchase Price. The Purchase Price is allocable among the Property as reflected on Schedule 1.8.

            1.9 Reserved.

            1.10 "Seller's Address" means:

                 Ocwen Federal Bank FSB
                 Ocwen Financial Corporation
                 1675 Palm Beach Lakes Boulevard
                 West Palm Beach, FL  33401
                 Attention:  Secretary
                 Fax No.: (561) 682-8163


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                 Ocwen Financial Corporation
                 1675 Palm Beach Lakes Blvd.
                 West Palm Beach, FL  33401
                 Attn:  John Halvorson
                 Fax:  (561) 682-8091

            1.11 "Title Company" means First American Title Insurance Company, 2 Penn Center Plaza, Suite 1910, Philadelphia, PA 19102, Attn: Joan Beste.

      2. Sale of Property: Purchase Price.

            2.1 Sale of Property. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from
Seller:

                  (a) the land located in the Township of Shippensburg, County of Cumberland, Commonwealth of Pennsylvania, which is more particularly described in Exhibit A-1, the land located in the Township of Washington, County of Montgomery, State of Ohio, which is more particularly described on Exhibit A-2, and the land located in the City of Medina, County of Medina, State of Ohio, which is more particularly described in Exhibit A-3, and all of Seller's right, title and interest in and to any and all appurtenances and other rights of Seller relating thereto, including all subsurface rights, if any ("Land");

                  (b) all buildings and other improvements located on the Land ("Improvements"); and,

                  (c) all right, title and interest of Seller, if any, in and to any equipment, machinery or other property which is affixed to the Improvements so as to constitute fixtures under Pennsylvania law (as to the Land located in Pennsylvania) and under Ohio law (as to the Land located in Ohio) on the date of Closing ("Fixtures").

                  (d) all right, title and interest of Seller in and to any furniture, furnishings, decorations, equipment and/or other tangible personal property now existing and located upon the Property to the extent of Seller's ownership interest therein ("Personalty"). (the Land, the Improvements, the Fixtures and the Personalty are collectively referred to herein as the "Property").


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            2.2 Purchase Price. The Purchase Price shall be payable as follows:

                  2.2.1 Expense Deposit. Buyer has paid Seller One Hundred Twenty-Five Thousand Dollars ($125,000.00) as a good faith deposit ("Expense Deposit") and for Costs and Expenses incurred by Seller, Ocwen, or a third party on the behalf of either of the foregoing, in connection with the Lawsuit, Loan, and the transactions contemplated by this Agreement ("Purchase Transaction"). At the Closing, in the event that the Costs and Expenses (including a reasonable estimate of any and all Costs and Expenses expected to be incurred following the Closing Date) exceed $125,000, then Buyer and/or Balanced Care, both of which shall have joint and several liability and obligation with respect thereto, shall pay the amount of the excess of the Costs and Expenses over the Expense Deposit to Ocwen. At the Closing, in the event that the Costs and Expenses (including a reasonable estimate of any and all Costs and Expenses expected to be incurred following the Closing Date), are less than $125,000, then the amount of excess of $125,000 over such Costs and Expenses shall be credited to Buyer as part of the Down Payment.

                  2.2.2 Down Payment. Buyer shall pay to Seller, as a down payment, Five Million Thirty Thousand Four Hundred Fifty-Six Dollars and 45/100 ($5,030,456.45) by wire transfer in immediately-available federal funds of U.S. currency, subject to any credit for Costs and Expenses pursuant to the terms of Subsection 2.2.1 hereof, on or prior to the Effective Date.

                  2.2.3 Loan Amount. The Buyer shall execute the Term Note in favor of Ocwen and shall deliver the same to Ocwen on or prior to the Effective Date, which Term Note shall be is the principal amount of Nine Million One Hundred Fifty-Three Thousand Three Hundred Fifty-Six Dollars ($9,153,356.00). The form of Term Note is attached as an exhibit to the Term Loan Agreement. The Loan will be secured by Mortgages (as defined in the Term Loan Agreement) provided by Buyer to Ocwen on the Property as well as additional security more fully described in the Term Loan Agreement.

                  2.2.4 Deferred Purchase Price. Buyer shall execute and deliver the Deferred Purchase Price Note to Seller on or prior to the Effective Date. The terms and conditions relating the payment of the Deferred Purchase Price are set forth in the Deferred Purchase Price Note. The Deferred Purchase Price shall be secured by a second mortgage on the Property in favor of Seller ("Subordinate Mortgage").


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      3. Waivers; Closing Conditions.

            3.1 Waiver of Due Diligence Period and Seller's representations. Buyer acknowledges that it has had the opportunity to undertake any studies, inspections or investigations of the Property as Buyer deemed necessary to evaluate the physical, environmental condition, or any other condition of the Property. To the extent that Buyer has waived or otherwise declined the opportunity to undertake such inspections and investigations as a condition to the completion of the Closing under the terms of this Agreement, Buyer has knowingly and voluntarily done so. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials, environmental conditions, and similar occurrences that may alter its condition or affect its suitability for any proposed use. Seller shall have no responsibility or liability with respect to any such occurrence. It is understood by the parties that Seller does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in Seller's files or in the documents produced by Seller or its agents, including, without limitation, any environmental audit or report. Buyer acknowledges that Seller and Seller's affiliates shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing or delivery thereof. Buyer further acknowledges and agrees that its affiliates have been and are currently in possession of and/or manage the Property, and Seller has had very little, if any, involvement with the Property since the three assisted living facilities were built on the Property. As such, Buyer, as opposed to Seller, is in a better position to know the condition (physical, environmental, or otherwise) of the Property than Seller, and Buyer is not relying on Seller for any information at all, including any representations or warranties, express or implied, from Seller as to the condition of the Property.

            3.2 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:

                  3.2.1 Representations and Warranties. All representations and warranties of Buyer and the other members of the Obligated Group contained in this Agreement, if any, the


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Loan Documents, the Management Agreements, the Deferred Purchase Price Note, the
BCC Note, the Subordinate Mortgage, the Compromise and Settlement (as defined in the Term Loan Agreement), Agreed Entry (as defined in the Term Loan Agreement), and any other documents or instruments executed in connection with the Purchase Transaction (all of the foregoing shall be collectively referred to hereinafter as the "Transaction Documents"), shall be true and correct in all material respects as of the Closing Date, and, at the Closing, Buyer and the other members of the Obligated Group shall provide Seller and Ocwen with a certificate of their respective authorized officers so indicating.

                  3.2.2 Preconditions, Covenants. Buyer and the other members of the Obligated Group shall have performed and satisfied in all material respects all conditions precedent, agreements, covenants, and obligations required to be performed by Buyer or such other member of the Obligated Group prior to or at the Closing under and pursuant to the terms and conditions of the Transaction Documents.

                  3.2.3 Execution of Documents. Receipt by Seller and/or Ocwen of a counterpart original of all of the Transaction Documents.

                  3.2.4 Board Approval. The receipt by Seller and/or Ocwen of a certificate of the Secretary, Assistant Secretary or other officer of each member of the Obligated Group certifying the following: the accuracy and completeness of copies of the resolutions or action by unanimous written consent of the board of directors (or other authorized governing body) of each member of the Obligated Group, authorizing or ratifying the execution, delivery and performance of the Transaction Documents, as applicable to such member of the Obligated Group.

                  3.2.5 Incumbency. The receipt by Seller and/or Ocwen of a certificate of the Secretary, Assistant Secretary or other officer of each member of the Obligated Group certifying the names and true signatures of the officers or other representatives of the respective member of the Obligated Group authorized to sign the Transaction Documents.

                  3.2.6 Legal Opinions and Other Deliverables. Seller and/or Ocwen shall have received each and all of the legal opinions, certificates, and other documents and instruments set forth on the Closing Checklist for the Purchase Transaction and the transactions contemplated by the Term Loan Agreement ("Loan Transaction"), attached hereto as Exhibit C,


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including but not limited to all due diligence materials and information listed thereon. All of the foregoing shall be found to be satisfactory by Ocwen and Seller, in their reasonable discretion.

                  3.2.7 LMR Net Worth. The Net Worth (as defined in the Term Loan Agreement) of LMR Holdings Limited, an exempted company incorporated in the Cayman Islands and a Guarantor (as defined in the Term Loan Agreement) ("LMR"), as of the Closing Date, must be at least Twenty Million Dollars
($20,000,000.00).

                  3.2.8 Certified Articles and Bylaws. Receipt by Ocwen and/or Seller of Articles of Incorporation or Organization or a Certificate of Existence (as applicable) certified by the Secretary of the State of incorporation or organization or the Registrar of Companies of the Cayman Islands for each member of the Obligated Group, indicating that such member is in existence and good standing as of the date of certification. Receipt by Ocwen and/or Seller of Bylaws (or an Operating Agreement, as applicable) of each member of the Obligated Group certified by the Secretary, Assistant Secretary or other officer of each member of the Obligated Group providing the current version of the Bylaws (or Memorandum of Articles of Association or an Operating Agreement, as applicable) and certifying as to the accuracy and completeness of same as of the Closing Date.

                  3.2.9 Additional Conditions. Receipt by Ocwen and Seller of any other items, documents, instruments, opinions, or certificates reasonably requested by Ocwen or Seller relating to any member of the Obligated Group, the Purchase Transaction, the Loan Transaction, or the Transaction Documents.

      4. Title.

            Deed. Seller shall convey title to the portion of the Property located in Ohio to Buyer by limited warranty deeds in the form of Exhibit D, and Seller shall convey title to the portion of the Property located in Pennsylvania by special warranty deed in the form of Exhibit E (collectively referred to hereinafter as the "Deeds"). Seller agrees to execute and deliver to the Title Company any and all documents, instruments or agreements reasonably required by the Title Company in order to effect the transfer of the Property or to record the Deeds; provided, however, that any costs incurred in connection with the foregoing shall be considered "Costs and Expenses" payable


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by Buyer and Balanced Care. In addition, Ocwen shall provide to the title company indemnifications or other assurances in connection with state bulk sales liens under 72 P.S. Section 1403 and similar statutes.

      Seller hereby agrees to provide the Buyer with good and marketable title (pursuant to the Deeds) to the Property (and such as may be insurable at regular rates), free and clear of all liens and encumbrances, except for liens and other encumbrances: (i) for taxes not yet due and payable; (ii) created by, or relating to Balanced Care, Buyer, Management Companies, Licensees, Tenants, or any other Affiliate (as defined in the Term Loan Agreement), subsidiary, or parent of Balanced Care; (iii) created by, or relating to, any tenants, lessees, sublessees, residents, occupants, or other parties in possession of the Property; (iv) recorded in the land records for the Property and relating to utilities benefiting the Property; and (v) recorded in the land records for the Property and acceptable to Buyer, in its reasonable discretion.

      5. Prorations and Adjustments.

            5.1 Real Property Taxes. Buyer shall be responsible for the payment of any and all real estate taxes and assessments related to the Property whether accrued, owing, due or payable prior to or after the Closing. Any and all amounts due and owing as of the Closing Date shall be paid by Buyer at the Closing, and otherwise, Buyer shall deliver sufficient funds to Ocwen to meet Buyer's obligations to escrow funds for real property taxes and assessments pursuant to Section 4.7 of the Term Loan Agreement.

            5.2 Rent. All of the leases by and between Seller and the Licensee and Tenants shall be terminated effective as of the Closing Date in accordance with that certain Agreement for Termination of Lease Documents and Mutual Releases of even date herewith. The one remaining lease in effect relating to the Property, other than the occupancy or resident contracts, whether written or oral, entered into by the inhabitants of the three (3) assisted living facilities (as used hereinafter, "Resident Contracts"), is a sublease of space in the Centerville assisted living facility by and between Senior Care Operators of Centerville, LLC, and Heartland Rehab Services, an Ohio corporation ("Sublease"). The Sublease shall be assigned from Senior Care Operators of Centerville, LLC, as lessor, to Buyer at the Closing in accordance with that certain Assignment of Therapy Sublease Agreement dated of even date herewith. No


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proration by and between Seller and Buyer shall be necessary for this Sublease.

            5.3 Security Deposits; Seller Responsibilities. Effective on and as of the Closing Date, all obligations and performances of Seller with respect to the Property shall cease and terminate, and Buyer shall assume and undertake all of the terms, covenants and conditions that may have been or were binding on Seller under the Resident Contracts, and all other obligations, performances and liabilities arising out of or in connection with the ownership, occupancy, or use of the Property.

            Seller has not received any security deposits ("Security Deposit")
(i) from any party to any Resident Contract, (ii) in connection with the Sublease, or (iii) otherwise. To the extent that such Security Deposits have been delivered to the Licensee, Tenants, the Management Companies, Buyer, Balanced Care, or any other affiliate of Balanced Care rendering services at the Property, Buyer will assume liability for those Security Deposits. This assumption and undertaking by Buyer shall survive the Closing and the delivery, acceptance and recordation of the Deeds and shall not be merged therein.

            5.4 Utilities and Other Expenses. Buyer shall notify all water, gas, electric and other utility companies servicing the Property (collectively, "Utility Companies") of the sale of the Property to Buyer and shall request that all Utility Companies send all utility bills for the period commencing on and extending after the Closing Date to Buyer or the Management Companies, at Buyer's option. Buyer shall be responsible for the payment of any and all utility bills whether relating to utility services provided prior to or after the Closing Date. As such, no proration of utilities or any other expenses relating to the Property is required.

      6. Delivery and Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date.

      7. Broker Fees, Commissions. Buyer and all members of the Obligated Group (as defined in the Term Loan Agreement) hereby affirm that none of them has retained or dealt with a broker in connection with this Agreement, the Purchase Transaction, or the transactions contemplated by any of the Transaction Documents. Neither Ocwen nor Seller shall be responsible for any fees, commission, costs or expenses due any broker or any third parties or brokers claiming an interest by, through, or under any member of the Obligated Group in connection with this Agreement, the


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Purchase Transaction, or the transactions contemplated by any of the Transaction
Documents. Buyer and all other members of the Obligated Group shall indemnify, defend, and hold Seller, Ocwen, their affiliates, successors, assigns, employees, agents, officers, directors, and shareholders harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees, brokerage fees, or other costs or expenses arising out of any member of the Obligated Group's conduct in relation to the subject matter of this Section 7 or the inaccuracy of the foregoing representation and/or warranty of Buyer and the Obligated Group.

      Seller and Ocwen hereby affirm that none of them has retained or dealt with a broker in connection with this Agreement, the Purchase Transaction, or the transactions contemplated by any of the Transaction Documents. No member of the Obligated Group shall be responsible for any fees, commission, costs or expenses due any broker or any third parties or brokers claiming an interest by, through, or under any Seller or Ocwen in connection with this Agreement, the Purchase Transaction, or the transactions contemplated by any of the Transaction Documents. Ocwen shall indemnify, defend, and hold the members of the Obligated Group, their affiliates, successors, assigns, employees, agents, officers, directors, and shareholders harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees, brokerage fees, or other costs or expenses arising out of Ocwen's conduct in relation to the subject matter of this Section 7 or the inaccuracy of the foregoing representation and/or warranty of Ocwen.

      8. Damage or Destruction; Condemnation.

            8.1 "Material Part". A taking by eminent domain of a portion of the Property shall be deemed to affect a "material part" of the Property if the estimated value of the portion of the Property taken exceeds twenty percent (20%) of the Purchase Price, and (b) the destruction of a "material part" of the Property shall be deemed to mean an insured or uninsured casualty to the Property prior to the Closing Date having an estimated cost of repair which equals or exceeds twenty percent (20%) of the Purchase Price.

            8.2 "Estimated Value". The phrase "estimated value" shall mean an estimate obtained from a M.A.I. appraiser, who has


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at least five (5) years experience evaluating property located in the respective
County where the portion of the Property at issue is located, similar in nature and function to that of the Property, selected by Seller and approved by Buyer, and the phrase "estimated cost of repair shall" mean an estimate obtained from an independent contractor selected by Seller and approved by Buyer. Buyer shall not unreasonably withhold, condition or delay Buyer's approval under this Section.

            8.3 Notice; Credit to Buyer. Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer, Balanced Care, the Management Companies, Licensee, any other affiliate of Buyer or Balanced Care, or a material part of the Property becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain. Buyer shall give written notice of Buyer's election to terminate this Agreement within five (5) business days after Buyer first learns of any damage to or taking of the Property that entitles Buyer to terminate this Agreement. If Buyer does not give such notice, then this Agreement shall remain in full force and effect, and there shall be no reduction in the Purchase Price, but Seller shall, at Closing, assign to Buyer (a) any insurance proceeds payable with respect to such damage; or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable.

      9. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. BUYER HEREBY ACKNOWLEDGES THAT NEITHER SELLER NOR OCWEN, WHETHER HEREIN OR IN ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT DELIVERED PRIOR TO OR CONTEMPORANEOUSLY WITH THE DELIVERY HEREOF, HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, OR ANY OTHER MATTERS, AND THAT THE PROPERTY IS SOLD TO BUYER IN AN "AS IS," "WHERE IS," AND "WITH ALL FAULTS" CONDITION. In particular, Seller makes no representations or warranties with respect to (i) the use, environmental condition, or physical condition of the Property, (ii) compliance with applicable statutes, laws, codes, ordinances, regulations, or requirements relating to leasing, zoning, subdivision, planning, building, fire, safety, health or environmental matters,
(iii) compliance with covenants, conditions and restrictions (whether or not of record) pertaining to the title to the Property, and (iv) compliance with any other local, municipal, regional, state, or federal requirements, or any other statutes, laws, codes, ordinances, regulations, or requirements. Notwithstanding anything to the contrary set forth in this Section 9, Seller has agreed to convey the Property to Buyer, subject to the provisions of Section 4, pursuant to the Deeds (special warranty and limited warranty) in the form attached hereto as Exhibits D and E.

      10. Buyer's Representations and Warranties. Buyer, as a member of the Obligated Group, has made representations and warranties to Ocwen and Seller in
Article III of the Term Loan Agreement. Such representations and warranties are incorporated into this Purchase Agreement by reference.

      11. RESERVED.

      12. Waiver of Trial by Jury. EACH MEMBER OF THE OBLIGATED GROUP, SELLER AND OCWEN (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, IN CONNECTION WITH, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT AND FOR OCWEN TO PROVIDE THE FINANCING EVIDENCED BY THE TERM LOAN AGREEMENT. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY OCWEN'S OR SELLER'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT.

      13. Attorneys' Fees. If any action or proceeding is commenced by any party to enforce their rights under this Agreement, or any document, instrument, or certificate executed in connection herewith, or to collect damages as a result of the breach of any of the provisions of this Agreement, or such other documents, instruments, or certificates, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceeding, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court.

      14. Notices. (i) All notices required to be sent to any party under and pursuant to this Agreement or any document, instrument, or certificate executed in connection herewith shall be sent to the following address, as applicable, by hand delivery, delivery charges prepaid, overnight courier service, delivery charges prepaid, facsimile delivery, via email delivery, or by the United States mail, sent for certified delivery, return receipt requested, postage prepaid:

Seller/Ocwen:                         With a Copy To:

Ocwen Federal Bank FSB                Squire, Sanders & Dempsey L.L.P.
Ocwen Financial Corporation           41 S. High Street, Suite 1300
1675 Palm Beach Lakes Blvd.           Columbus, Ohio  43215
West Palm Beach, FL  33401
Attn:  Secretary                      Attn:  David W. Grauer, Esq.
Fax:   (561) 862-8163                 Fax:   (614) 365-2499

AND

Ocwen Financial Corporation

1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
Attn:  John Halvorson
Fax:   (561) 682-8091

Buyer:                                With a Copy To:

Balanced Care Realty (OFC),           Kirkpatrick & Lockhart LLP
Inc.                                  Henry W. Oliver Building
1215 Manor Drive                      535 Smithfield Street
Mechanicsburg, PA  17055              Pittsburgh, PA  15222
Attn: Robin L. Barber                 Attn: Steven J. Adelkoff
Fax:  (717) 796-6294                  Fax:  (412) 355-6501

Balanced Care, the
Licenses or any
Management Company                    With a Copy To:

Balanced Care Realty (OFC),           Kirkpatrick & Lockhart LLP
Inc.                                  Henry W. Oliver Building
1215 Manor Drive                      535 Smithfield Street
Mechanicsburg, PA  17055              Pittsburgh, PA  15222
Attn: Robin L. Barber                 Attn: Steven J. Adelkoff
Fax: (717) 796-6294                   Fax:  (412) 355-6501

            Such notices shall be deemed received by a party on the day of hand delivery, the day after deposited with a reputable overnight delivery services for next-day delivery, the day that receipt is confirmed by the sender's facsimile machine if the notice is sent by facsimile; the day on which the notice is received by email transmission evidenced by a reply of the recipient indicating receipt; or three days after the notice is deposited with the U.S. Postal Service for delivery as aforesaid.

            (ii) Any party listed above may change the address for service of notice upon it by a notice in writing to the other parties hereto as provided in this Section 14.

      15. Amendment; Complete Agreement; No Construction Against Drafter. All amendments and supplements to this Agreement must be in writing and executed by all parties hereto. The Transaction Documents reflect the entire understanding of the parties with respect to the subject matter of such documents and supersede all prior and/or contemporaneous agreements or understandings with respect thereto in their entirety, including but not limited to the Letter of Intent (as defined in the Term Loan Agreement); provided, however, that the provisions of the Letter of Intent that indicate specifically that they shall survive the Closing of the Purchase Transaction shall continue in full force and effect and shall be incorporated into this Agreement by reference. Notwithstanding the foregoing, in the event that there is a conflict between any such terms in the Letter of Intent that survive, and the terms of this Agreement, the terms of this Agreement shall control. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.

      16. Governing Law. The Transaction Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to its conflict of law principles. In the event of any dispute, claim or controversy arising out of the terms or conditions of any of the Transaction Documents, each member of the Obligated Group hereby agrees that such dispute, claim, or controversy shall be brought and heard only in the United States District Court for the Southern district of Ohio, Western Division, in such other federal court as Ocwen shall select, in state court in the State of Ohio, County of Montgomery, or in such other state court in such other county and state as Ocwen may select, and all applicable appellate courts thereof, and each member of the Obligated Group hereby waives any objection to jurisdiction, venue, or forum non convenes that such party may have otherwise had if this provision were not included herein. At the request of Ocwen, made at any time, any party shall designate a statutory agent in any State requested by Ocwen such that the forum selection clause of this Section 16 may be effectuated.

      17. Severability. The parties hereto intend and believe that each provision in this Agreement, and the other documents, instruments, and certificates executed in connection with the Purchase Transaction ("Other Purchase Documents") comport with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement, or in any Other Purchase Documents, are found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement, or any Other Purchase Document, to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement, and the Other Purchase Documents, shall be construed as if such provision or provisions were not contained herein and therein and that the rights, obligations and interests of the parties under the remainder of this Agreement and the Other Purchase Documents shall continue in full force and effect.

      18. Counterparts, Headings. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

      19. Time of the Essence. Time is of the essence with respect to the dates, terms, and conditions set forth herein, and in the performance of all of the obligations of the Buyer and the other members of the Obligated Group under this Agreement and the other Transaction Documents.

      20. Waiver. No waiver by any party of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver. Neither any failure nor delay on the part of a party in exercising any right, power or privilege hereunder or under the other Transaction Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other rights, power or privilege. No waiver or consent shall be a continuing waiver, and no waiver shall extend to any subsequent event of default, breach, or condition, or impair any right consequent thereon. No notice or demand on Buyer in any case shall entitle Buyer to any other or further notice or demand in similar or other circumstances.

      21. Third Parties. This Agreement is entered into for the sole benefit of the parties hereto and their respective permitted successors and assigns. No Person (as defined in the Term Loan Agreement) other than the parties hereto, and such permitted successors and assigns, shall have any right of action under or rights or remedies by reason of this Agreement.

      22. Indemnification. Buyer, Balanced Care, and the other members of the Obligated Group have agreed to indemnify, defend and hold harmless Ocwen and Seller pursuant to the terms of Section 8.8 of the Term Loan Agreement. Such terms and provisions are hereby incorporated herein by reference.

      23. Certificates, Etc. All certificates, reports and other writings submitted by the Buyer and other members of the Obligated Group to Ocwen or Seller hereunder, in connection with the Other Purchase Documents, shall constitute the representations and warranties of the Buyer or the other respective members of the Obligated Group to Ocwen and Seller as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement or any Other Purchase Document.

      24. Further Assurances. Buyer and Seller agree to do such further acts and things and to execute and deliver to each other and/or Ocwen such additional assignments, agreements, powers and instruments as such party or Ocwen may reasonably require or deem advisable to carry into effect the purposes of this Agreement and/or the Other Purchase Documents, or to better assure and confirm unto Buyer, Seller, and/or Ocwen their rights, powers and remedies hereunder and thereunder.

      25. Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement."

      26. Independent Counsel. Each party hereto hereby acknowledges that: (i) they have been represented by independent counsel in connection with this Agreement and the Other Purchase Documents; (ii) they have executed this Agreement and the Other Purchase Documents with the advice of such counsel; and
(iii) this Agreement and the Other Purchase Documents are the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement and the Other Purchase Documents were prepared by Seller's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement or the Other Purchase Documents shall not be construed against Seller because Seller's counsel prepared this Agreement and the Other Purchase Documents in their final form.

      27. Successors and Assigns. Whenever in this Agreement and the Other Purchase Documents any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such parties; and all terms and provisions of this Agreement and the Other Purchase Documents shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, whether so expressed or not. As described in Section 36 hereof, except as otherwise provided in the Term Loan Agreement with respect to Balanced Care, neither Buyer nor any other member of the Obligated Group may assign or transfer their rights or duties under this Agreement or the Other Purchase Documents to any Person. Also as described in
Section 36 hereof, Ocwen and/or Seller may assign or transfer their rights and duties under this Agreement and the Other Purchase Documents to any Person without the prior written consent of the Buyer or any other member of the Obligated Group.

      28. Construction of Provisions. Each covenant by Buyer and the other members of the Obligated Group contained in this Agreement and the Other Purchase Documents shall be construed without reference to any other such covenant, and any determination of whether any Buyer or any members of the Obligated Group is in compliance with any such covenant shall be made without reference to whether the Buyer or such other member of the Obligated Group is in compliance with any other such covenant.

      29. Survivability. Notwithstanding anything set forth herein to the contrary, the following sections of this Agreement shall survive the Closing of the Purchase Transaction contemplated hereunder and shall not terminate and/or otherwise merge with the Deeds: 1.3, 3.1, 5.3, 5.4, 7, 9, 10, 12, 13 through 31, inclusive, 33, and 36.

      30. Condition of Property. Except as provided in Section 4, Buyer represents and warrants that Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer's own inspection of the Property. Notwithstanding anything to the contrary contained in this Agreement, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property shall not affect the rights or obligations of the Buyer hereunder.

      31. Property "AS IS".

            31.1 Buyer's Possession. Buyer hereby acknowledges that, as described above, affiliates of Buyer have been in possession of the Property exclusively during almost the entire period of Seller's ownership of the Property. As such, Buyer and its affiliates are in a better position and have more knowledge to evaluate the condition of the Property than Seller.

            31.2 No Side Agreements or Representations. No Person (as defined in the Term Loan Agreement) acting on behalf of Seller or Ocwen is authorized to make, and by execution hereof, Buyer acknowledges that no Person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller or Ocwen which is not contained in this Agreement will be valid or binding on Seller or Ocwen.

            31.3 AS IS CONDITION. IN ADDITION TO AND NOT IN LIEU OF OTHER SIMILAR STATEMENTS MADE BY SELLER AND/OR OCWEN SET FORTH HEREIN, BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR OCWEN HAS MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR OTHER ENVIRONMENTAL OR PUBLIC HEALTH AND SAFETY CONDITION OF THE PROPERTY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE

PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, PUBLIC HEALTH AND SAFETY OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE CLEAN AIR ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE OCCUPATIONAL SAFETY AND HEALTH ACT, AND THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING AND SIMILAR STATE AND LOCAL LAWS, RULES AND REGULATIONS; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) DEFICIENCY OF ANY UNDERSHORING; (XV) DEFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER OR OCWEN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER OR OCWEN WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT NEITHER SELLER NOR OCWEN HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY WHICH WERE RETAINED BY SELLER OR OCWEN FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. NEITHER SELLER NOR OCWEN IS LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED

BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" CONDITION AND BASIS WITH ALL FAULTS, AND THAT NEITHER SELLER NOR OCWEN HAS ANY OBLIGATION TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS TO THE PROPERTY. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER AND OCWEN THAT BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE PROPERTY IN CONNECTION WITH ITS PURCHASE OF THE PROPERTY.

/s/WBS   /s/WBS                       /s/RLB
SELLER'S/OCWEN'S INITIALS             BUYER'S INITIALS

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SUBSECTION 31.3, SELLER HAS AGREED TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4 AND PURSUANT TO THE DEEDS (SPECIAL WARRANTY AND LIMITED WARRANTY) IN THE FORM ATTACHED HERETO AS EXHIBITS D AND E.

            31.4 Environmental Indemnity. In connection with obtaining the Loan from Ocwen, Buyer, Balanced Care, the Management Companies and the Licensee have made certain representations and warranties, and provided indemnification of Ocwen and Seller, in connection with the past, present and future environmental condition of the Property in the Environmental Condition and Indemnity Agreement, dated of even date herewith ("Environmental Indemnity Agreement"). The terms of such Environmental Indemnity Agreement are incorporated herein by reference and shall inure to the benefit of, be binding upon, and enforceable against the parties hereto to the same extent if the provisions of the Environmental Indemnity Agreement were reproduced in full in this Agreement.

      32. Governmental Approvals. Nothing contained in this Agreement or in any Other Purchase Document shall be construed as authorizing Buyer to apply for a zone change, variance, subdivision map, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Buyer agrees not to do so without Seller's prior written approval, which approval may be withheld in Seller's reasonable discretion. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing unless first approved by

Seller, which approval Seller may withhold in Seller's sole discretion. Buyer's obligation to purchase the Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision map, lot line adjustment or other discretionary governmental act, approval or permit.

      33. Release. Buyer shall rely solely upon Buyer's own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property's physical condition. Buyer, and anyone claiming by, through, or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller and Ocwen, and their employees, officers, directors, shareholders, representatives, consultants, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all Persons (as defined in the Term Loan Agreement) on their behalf ("Released Parties") from any and all claims that it may now have or hereafter may acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to the Released Parties.

      In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Release Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder.

      Seller has given Buyer material concessions regarding this Purchase Transaction in exchange for Buyer agreeing to the provisions of this Section 33. Seller and Buyer have each initialed this Section 33 to further indicate their awareness and acceptance of each and every provision hereof.

/s/WBS                                /s/RLB
SELLER'S INITIALS                     BUYER'S INITIALS

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 33, SELLER HAS AGREED TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 4 AND PURSUANT TO THE DEEDS (SPECIAL WARRANTY AND LIMITED WARRANTY) IN THE FORM ATTACHED HERETO AS EXHIBITS D AND E.

      34. Reserved.

      35. No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller (and all other parties hereto).

      36. Confidentiality; Assignment. Each party hereto agrees that the terms of this Agreement and the Other Purchase Documents are confidential and shall not be disclosed to any other person or entity without the written consent of all of the parties hereto (unless ordered to do so by a court of competent jurisdiction or otherwise required by applicable law). Provided, however, that a party may disclose the terms of this Agreement and the Other Purchase Documents to members of its and its affiliates' board of directors, management, employees, shareholders, officers, advisors, and others within their organizations with a need to know, subject to the conditions that the receiving party (a) notify such board members, management employees, shareholder, advisors, officers, and others within their organization with a need to know that the terms of this Agreement and the Other Purchase Documents are subject to a confidentiality agreement, and
(b) obtain such person's agreement to maintain the confidentiality of the terms of this Agreement or the Other Purchase Documents. And, provided, further, that Ocwen may disclose the terms of this Agreement and the Other Purchase Documents to any party interested in taking assignment of this Agreement and the Other Purchase Documents, but Ocwen shall first obtain confidentiality agreements substantially in the form of the agreement attached hereto as Exhibit F or in another form reasonably acceptable to Balanced Care from such interested third parties.

      Buyer and each member of the Obligated Group hereby acknowledge, understand and agree that Ocwen and/or Seller may assign, in whole or in part, their respective right, title and interest, and/or obligations or responsibilities in, under and to this Agreement and the Other Purchase Documents, without the prior consent of Buyer or any other member of the Obligated Group being required. However, neither Buyer, nor any other member of the Obligated Group, may assign or otherwise transfer or delegate, in whole or in part, their right, title or interest or obligations or responsibilities under and pursuant to this Agreement or the Other Purchase Documents without the prior written consent of Ocwen, which may be withheld for any reason or no reason. In no event shall any assignment consented to by Ocwen relieve Buyer from its obligations under this Agreement or any of the Other Purchase Documents. Any other purported or attempted assignment or delegation without obtaining Ocwen's prior written consent shall be void ab initio and of no effect.

      37. Escrow. The Title Company shall act as escrow agent, pursuant to joint instructions provided by Seller and Buyer. In this capacity, the Title Company shall receive the Purchase Price from Buyer, shall receive all of the Transaction Documents that must be recorded, and shall distribute the proceeds and record all such documents, pursuant to the instructions presented to the Title Company by Seller and Buyer.

      IN WITNESS WHEREOF, Buyer, Balanced Care, Seller, Ocwen, and the following for the specific purposes set forth below only, Balanced Care at Medina, Inc., Balanced Care at Centerville, Inc., Balanced Care at Shippensburg, Inc., and Senior Care Operators of Shippensburg, LLC, do hereby execute this AGREEMENT OF PURCHASE AND SALE to be effective as of the Effective Date.

SELLER:
CENTERVILLE ALF, INC.


By: /s/ William B. Shepro
Name:   William B. Shepro
Title:  Sr. Vice President


MEDINA ALF, INC.


By: /s/ William B. Shepro
Name:   William B. Shepro
Title:  Sr. Vice President

SHIPPENSBURG, ALF, INC.


By: /s/ William B. Shepro
Name:   William B. Shepro
Title:  Sr. Vice President


OCWEN:
OCWEN FINANCIAL CORPORATION


By: /s/ William B. Sherpro
Name:   William B. Shepro
Title:  Sr. Vice President


BUYER:
BALANCED CARE REALTY (OFC), INC.


By: Robin L. Barber
Name: Robin L. Barber
Title: Vice President and Secretary


BALANCED CARE:
BALANCED CARE CORPORATION


By: /s/ Robin L. Barber
Name:   Robin L. Barber
Title:  Senior Vice President, Legal Counsel and Assistant Secretary

The following entities execute this AGREEMENT OF PURCHASE AND SALE for the purpose of agreeing to be bound by Sections 7, 11-16, 19, 23, 26-29, and 36 only:


LICENSEE:
SENIOR CARE OPERATORS OF SHIPPENSBURG, LLC

By:  Balanced Care at Shippensburg, Inc., its Manager

By: /s/ Robin L. Barber
Name:   Robin L. Barber
Title:  Vice President and Secretary

MANAGEMENT COMPANIES:
BALANCED CARE AT MEDINA, INC.


By: /s/ Robin L. Barber
Name:   Robin L. Barber
Title:  Vice President and Secretary


BALANCED CARE AT CENTERVILLE, INC.


By: /s/ Robin L. Barber
Name:   Robin L. Barber
Title:  Vice President and Secretary


BALANCED CARE AT SHIPPENSBURG, INC.


By: /s/ Robin L. Barber
Name:   Robin L. Barber
Title:  Vice President and Secretary